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                                                                     Exhibit 3.1
                          AMENDED AND RESTATED BYLAWS
                                      OF
                             INLAND RESOURCES INC.



                         ARTICLE I  PLACE OF BUSINESS

SECTION 1. PRINCIPAL LOCATION. The principal office of the corporation for the transaction of business shall be East 5501 Broadway, Spokane, Washington 99212.

SECTION 2. ADDITIONAL OFFICES. Additional business offices may be established at such other places as the Board of Directors may, from time to time, designate.

                    ARTICLE II  REGISTERED OFFICE AND AGENT

The registered agent and address of the registered office of the corporation is Janice E. Duval, Suite 241, North 9 Post, Spokane, Washington, 99201, but may be changed from time to time by the Board of Directors, upon filing notice of such change as required by law.

                          ARTICLE III  CORPORATE SEAL

The corporate seal shall consist of the name of the corporation, the state of incorporation, and the words "Corporate Seal."

                             ARTICLE IV  DIRECTORS

SECTION 1. NUMBER, TENURE, ELECTION, AND QUALIFICATIONS. The business affairs and property of the Corporation shall be managed by a Board of not less than five (5) Directors. The number of Directors to comprise the board shall be determined by the Board of Directors prior to each meeting electing Directors, and, in the case of the annual meeting, shall be set prior to the time notice of such meeting is given.

Unless otherwise specified in these Bylaws, each Director shall serve until the next annual meeting of the shareholders and until his successor is duly elected and qualified. Directors need not be shareholders in the Corporation. Directors shall have reached the age of majority.

When the Board of Directors shall consist of nine (9) or more members, in lieu of electing the entire number of Directors annually, the Board of Directors of the Corporation shall be divided into three (3) classes. The method of classification shall be to assign the longest terms to those Directors with the most seniority as Directors. In the event there are more Directors with identical seniority then there are class positions to be filled, choices shall be made by drawing of lots. The classes shall be as follows: Class 1, Class 2, and Class 3, which classification shall be effective on the first day of the month following the shareholders' meeting during which the number of members of the Board of Directors is increased to nine (9) or more. In such an event, the term of office of Directors of Class 1 shall expire at the first annual meeting of shareholders after their election, that of Class 2 shall expire at the second annual meeting after

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their election, and that of Class 3 shall expire at the third annual meeting after such classification, the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of Directors shall be effective in the event the number of members of the Board is reduced to fewer than nine (9).

The term of office of any Director designated as a member of the Board of Directors pursuant to the provisions of Section 5.2, 5.3 or 9.2(b) of that certain Exchange and Note Issuance Agreement by and among Company, Inland Production Company and Inland Holdings, LLC dated as of August 2, 2001 (the "Exchange Agreement"), shall automatically expire upon the (i) payment of the Obligations (as defined in the Exchange Agreement) in full with respect to all such Directors, (ii) occurrence of the Cure Event (as defined in the Exchange Agreement) with respect to any such Director designated pursuant to Section 5.3 of the Exchange Agreement, and (iii) cure of all applicable Events of Default (as defined in the Exchange Agreement) with respect to any such Director designated pursuant to Section 9.2(b) of the Exchange Agreement.


SECTION 2. POWERS OF DIRECTORS. The Board of Directors shall have the entire management of business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the power possessed by the Corporation itself so far as this delegation of authority is not inconsistent with the laws of the state of Washington, with the Articles of Incorporation of the Corporation, or with these Bylaws. Such powers shall include, but not be limited to, the power to increase the number of members of the Board of Directors and to fill any vacancies on such Board, as hereinafter provided, and to generally make, alter, or repeal these Bylaws. The Board of Directors shall also have power to determine what constitutes net earnings, profits, and surplus, respectively, what amounts shall be reserved for working capital and for any other purposes, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.

SECTION 3. ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw the same day, at the same place, as the annual meeting of shareholders or as soon as possible thereafter for the purpose of electing the officers of the Corporation for the upcoming year and transacting other business. Regular meetings of the Board of Directors shall be held at such places, and at such times as the Board, by vote, may determine, and, if so determined, no notice thereof need be given.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place whenever called by the Chief Executive Officer or two Directors, notice thereof being given to each Director by the Secretary, or an Assistant Secretary, or an Officer calling the meeting, or any time without formal notice, provided all Directors are present or those not present shall, at any time, waive or have waived notice thereof.

SECTION 5. NOTICE. Notice of special meeting, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two (2) days before the meetings, or by delivering the same to him at his residence or business address not later than the day before the day on which the meeting is to be held, unless, in the case of emergency, the Chairman of the Board of Directors or the Chief Executive Officer shall prescribe a shorter notice to be given personally or by telephoning each Director at his residence or business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to

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the telegraph company.

SECTION 6. WAIVER OF NOTICE. A Director may waive in writing, notice of a special meeting of the Board either before or after the meeting; and his waiver shall be deemed to be equivalent of giving notice. Attendance of a Director at a meeting shall constitute waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

SECTION 7. CONFERENCE TELEPHONE. Meetings of the Board of Directors or any committee designated by the Board of Directors may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at such meetings.

SECTION 8. QUORUM OF DIRECTORS. A majority of the members of the Board of Directors as constituted for the time being shall constitute a quorum for the transaction of business. When a quorum is present at any properly called meeting, a majority of the members present shall decide any question brought before such meeting, except as otherwise provided by law or by these Bylaws.

SECTION 9. ADJOURNMENT. Any meeting of the Board of Directors may be adjourned. Notice of the adjournment meeting or of the business to be transacted there, other than by announcement at the meeting of which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

SECTION 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

SECTION 11. RESIGNATION AND REMOVAL. Any Director of the Corporation may resign at any time by giving written notice to the Corporation, to the Board of Directors, or to the Chairman of the Board, or to the Chief Executive Officer, or to the Secretary of the Corporation. Any such resignation shall take place at the time specified therein, or, if the time be not specified therein, upon its acceptance by the Board of Directors.

SECTION 12. VACANCIES AND INCREASES IN BOARD. If the Office of any Director becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the Directors may, by the affirmative vote of the majority of the remaining Directors fill the unexpired term of the vacated position, otherwise, the vacancies may be filled by the shareholders at a meeting called for that purpose. Vacancies resulting from an increase in the number of Directors may be filled in the same manner.

The Board of Directors is authorized to increase the number of persons to comprise the Board of Directors in any period between annual shareholders' meetings by the affirmative vote of a majority of the directors; provided, however, that without the unanimous consent of all Directors, the number of Directors to comprise the Board of Directors shall not be increased by more than two (2) persons within any twelve (12) month period. In the event the Board of Directors is divided into classes, such additional Director or Directors shall be allocated by the Board of Directors among the three classes of Directors so as to maintain equal classes to the extent possible.

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If the Board of Directors is divided into classes, and in the event of any increase or decrease in the authorized number of Directors, (i) each Director then serving as such shall, never the less, continue as a Director of the Class of which he is a member until the expiration of his current term or upon his earlier resignation, removal from office or death, (ii) the newly created or eliminated Directorship(s) resulting from such increase or decrease shall be allocated by the Board of Directors among the three classes of Directors so as to maintain equal classes to the extent possible, and (iii) in the event such decrease in the authorized number of Directors makes the total number of Directors less than nine (9), then the Board of Directors shall become declassified and the Directors remaining in office shall continue their terms until the next annual meeting of shareholders, at which time, all of said remaining Directors shall be re-elected to one (1) year terms or until their successors are duly elected and qualified.

SECTION 13. COMPENSATION. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated compensation as Director, or a fixed sum for attendance at each meeting of the Board of Directors, or both, as shall be fixed by a resolution of the Board. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 14. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to the Director who voted in favor of such action.

SECTION 15. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members, an executive committee and one or more other committees, each of which, to the extend provided in such resolution, shall have, and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to: (1) declare dividends or distributions, except at a rate or in periodic amount determined by the Board of Directors; (2) approve or recommend to shareholders actions or proposals required by this title to be approved by shareholders; (3) fill vacancies on the Board of Directors or any committee thereof; (4) amend the Bylaws; (5) authorize or approve the re-acquisition of shares unless pursuant to general formula or method specified by the Board of Directors; (6) fix compensation of any Director for the Board of Directors or on any committee; (7) approve a plan of merger, consolidation, or exchange of shares not requiring shareholder approval; (8) reduce earned or capital surplus;
(9) appoint other committees of the Board of Directors or the members thereof; or (10) act for the Board of Directors in considering or approving any business combinations as defined in the Articles of Incorporation.

SECTION 16. CHAIRMAN OF THE BOARD. The Directors may appoint a Chairman from among their members. The Chairman shall preside over all meetings of the Directors. The Chairman shall not, by virtue of such position, be considered an officer of the Corporation.

                              ARTICLE V OFFICERS

SECTION 1. ELECTION AND QUALIFICATIONS. The Officers of this Corporation shall consist of a Chief Executive Officer, a President, a Vice President, a Secretary, a Treasurer (or Secretary/Treasurer), Chief Financial Officer, and such other Officers as may be chosen by the Board of Directors. They shall be chosen by the Board of Directors. Officers may or may not be Directors and no Officer need be a

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stockholder of the Corporation. The same person may be chosen for and hold any of two or more of said offices except that the same person may not hold the office of both President and Secretary, or President and Vice-President; and no Officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument be required by law or these Bylaws to be executed, acknowledged, or verified, as the case may be, by any two (2) or more Officers. The Board of Directors, if it deems advisable, may elect at any time additional Vice Presidents, one or more Assistant Secretaries, and/or one or more Assistant Treasurers with such powers as the Board shall, from time to time, prescribe. The Board of Directors may require any officer or agent to give a bond or other security for the faithful performance of his duties.

SECTION 2. TERMS AND COMPENSATION. The compensation of the Chief Executive Officer, President and any Vice President shall be fixed by the Board of Directors, but the compensation of all other officers and all other agents and employees of the Corporation shall be fixed by the Chief Executive Officer, unless, by resolution of the Board of Directors, it shall be determined otherwise. The term of office of the Chief Executive Officer, President, and any Vice Presidents shall initially be set by the Board of Directors and the terms of office of all other officers shall be set by the Chief Executive Officer, unless, by resolution, the Board of Directors shall determine otherwise.

SECTION 3. REMOVAL. All Officers and all agents of the Corporation may be removed for such causes, upon such conditions, in such manner, by the Board of Directors or by the Chief Executive Officer, who is expressly hereby delegated this authority by the Board of Directors, whenever such removal is believed by him or the Board to be for the best interest of the Corporation.


                   ARTICLE VI POWERS AND DUTIES OF OFFICERS

SECTION 1. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of the Chairman, at all meetings of the Board of Directors. He shall have general and active authority for day-to-day operations of the business of the Corporation and all officers of the Corporation shall report to the Chief Executive Officer. He shall have the power to call special meetings of the stockholders and all meetings of the Board of Directors, to be held at such times and places as provided by these Bylaws. He shall affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates, and other papers and instruments in writing that may require the same, and sign certificates of stock of the Corporation. He shall supervise and control, subject to the direction of the Board of Directors, all officers, agents, and employees of the Corporation.

SECTION 2. PRESIDENT. In the absence or disability of the Chief Executive Officer, the President shall serve in the capacity of the Chief Executive Officer and perform the duties and exercise the powers of the Chief Executive Officer. The President shall be the chief operating officer of the Corporation and shall report directly to the Chief Executive Officer.

SECTION 3. VICE PRESIDENTS. In the event that the Board shall provide for one or more Vice Presidents, then each of the Vice Presidents, in the order of his seniority, unless otherwise determined by the Board, shall, in the absence or disability of the President, serve in the capacity of the President and perform the duties and exercise the powers of the President. Each Vice President shall perform such other duties and have such other powers as the Board shall, from time to time, prescribe.

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SECTION 4.  SECRETARY (OR SECRETARY/TREASURER).  The powers and duties of the
Secretary shall be:

(1) To keep full and complete records of the meetings of the Board of Directors and of the stockholders.

(2) To keep the seal of the Corporation and to affix the same to all instruments which may require it.

(3)  To countersign all certificates of stock.

(4) to make service and publication of all notices that may be necessary or proper, and without command or directions from anyone. In case of the absence, in service or publication of any notice, then such notice may be served and published by the President or Vice President, or by any person thereunto authorized by either of them, by the Board of Directors, or by the holders of a majority of the capital stock.

(5) To transfer upon the books of the Corporation any and all shares of its stock, provided, however, that no certificate of stock shall be issued or delivered, or if issued or delivered, shall have any validity whatsoever, until and unless it has been signed by the President or Vice President of the Corporation.

(6) To supervise and control the keeping of the accounts and books of the Corporation.

(7) Generally, to do and perform all such duties as pertain to his office and as may be required by the Board of Directors.

SECTION 5. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be responsible for proper maintenance of all financial books and records of the Corporation and shall be responsible for financial reporting to the Securities and Exchange Commission, the stockholders and such other parties as designated, from time to time, by the Board of Directors or the Chief Executive Officer. He shall render to the stockholders at the regular annual meeting thereof, or, from time to time, whenever the Board of Directors or the Chief Executive Officer may require, an account of all transactions and of the financial condition of the Corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or Chief Executive Officer. He shall exhibit or cause to be exhibited the books of the Corporation to the Board of Directors, or to any committee appointed by the Board, or to any Director on application during business hours, or to any other person entitled to inspect such books pursuant to pertinent provision of the Business Corporation Act of the State of Washington after approval by the Chief Executive Officer. The Chief Financial Officer shall be the chief financial officer of the corporation and shall report directly to the Chief Executive Officer.

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SECTION 6.  TREASURER (OR SECRETARY/TREASURER).  The Treasurer shall receive all monies belonging to or paid into the Corporation and shall give receipts therefor, and shall deposit such monies, as he shall be directed by the Chief Executive Officer, with one or more solvent and reputable banks to be designated by the Board of Directors or Chief Executive Officer and shall keep full and complete records of the funds received and the disbursements thereof. He shall perform such other duties as may, from time to time, be prescribed by the Board of Directors. The Treasurer shall report directly to the Chief Executive Officer.


                           ARTICLE VII STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS. Notwithstanding anything to the contrary in these Bylaws, provided, any meeting (whether annual, special or adjourned) of the stockholders of this Corporation may be held at any place within or without the State of Washington which has been designated therefor by the Board of Directors.

SECTION 2. ANNUAL MEETINGS. Subject to the foregoing provision, the annual meeting of the stockholders shall be held at the principal office of the Corporation in the City of Spokane, State of Washington, at the hour of 2:00 p.m. on the 4th day of September in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday, or if not held on that day, the meeting shall be held at such other date and time as shall be determined by the Board of Directors. At said annual meeting, Directors of the Corporation shall be elected, reports of the affairs of the Corporation shall be considered and any other business may be transacted which is within the powers of the stockholders to transact.

Written notice stating the place, day and hour of the meeting and shall be delivered not less than ten, nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the holder or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 3. SPECIAL MEETINGS. Special meeting of the stockholders may be called at any time by the Chief Executive Officer, or by the Board of Directors or by one or more stockholders holding not less than one tenth (1/10) of the voting power of the Corporation or by any two or more members of the Board of Directors.

SECTION 4. NOTICE OF SPECIAL MEETINGS. Notice of special meetings of stockholders shall be given by written notice personally served on each stockholder, or deposited in the United States mail, postage prepaid, and addressed to him at his last known post office address appearing upon the books of the Corporation or supplied by him to the corporation for the purpose of notice at least ten (10) days and not more than fifty (50) days before the time fixed for holding said meeting.

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Upon a request being made by written notice to the Chief Executive Officer, a
Vice President or the Secretary, by any person or persons thus empowered to call such meeting, such officer shall give notice to the stockholders that such meeting has been called for the purpose or purposes stated in such request and it to be held at a specified time, which time as fixed by such officer shall not be less than ten (10), or more than thirty-fire (35) days after receipt of such request. If notice of such meeting be not given to the stockholders by such officer within said time, such person or persons making such request may fix the time of the meeting and give notice, thereof, in the manner provided by these Bylaws.

SECTION 5. CONSENT AND WAIVER OF NOTICE. Any transactions of the stockholders at any meeting thereof, regardless of how or whether call was made or notice given, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present, either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote and not present in person or by proxy sign a written waiver of notice, or a consent of the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Secretary or made a part of the records of the meeting.

Whenever any notice whatsoever is required to be given under the provisions of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the actual giving of such notice.

Any action, which under any provisions of these Bylaws might be taken at a meeting of the stockholders, may be taken without a meeting for such purpose and such record of memorandum shall be filed with the Secretary and made a part of the corporate records.

SECTION 6. QUORUM, VOTING AND PROXIES. At all meetings of the stockholders, whether annual, special or adjourned, the presence in person or by proxy in writing of the holders of a majority of the shares entitled to vote at that meeting shall constitute a quorum for the transaction of business. Each share of stock shall entitle the duly qualified and registered holder thereof to one vote. All proxies shall be in writing subscribed thereby , or by his duly authorized attorney and no such proxy shall be valid or confer any right or authority to vote or act thereunder unless such proxy has been offered for filing, to and left with, the secretary of the corporation prior to the date upon which said adjourned meeting shall be in fact held. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the stockholder executing it specified therein the length of time for which such proxy is to continue in force, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of execution. The vote for Directors (and upon demand of any stockholder, the vote upon any question before the meeting) shall be by ballot. All elections shall be had, and, except as otherwise provided herein, all questions shall be decided by a plurality vote.

SECTION 7. ADJOURNMENTS. Any business which might be transacted at an annual meeting of the stockholders may be done at a special or at an adjourned meeting. If no quorum is present at any meeting of the stockholders (whether annual, special, or adjourned) such meeting may be adjourned by those present from day to day, or from time to time, until such quorum be obtained, such adjournment and the reasons therefor being recorded in the journal or minutes of proceedings of the stockholders and no notice whatsoever need be given of any such adjourned meeting if the time and place of such meeting be fixed at the meeting adjourned.

SECTION 8.  PRESIDING OFFICER MAY VOTE.    At any meeting of stockholders, the
presiding officer may vote upon all questions the same as any other stockholder.

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                          ARTICLE VIII CAPITAL STOCK

SECTION 1. CLASS. The capital stock of this corporation shall consist of common and preferred Class A shares. The common shares shall have full voting rights of this Corporation, be issued to each stockholder, under the seal of the Corporation, and be signed by the Chief Executive Officer or the Vice President and by the Secretary, certifying the number of capital shares owned by each respective stockholder. Such certificates shall be entered in the records of the Corporation as they are issued. The Class A share preferences shall be determined by the Board of Directors in accordance with Article VI Section 9 of the Articles of Incorporation.

SECTION 2. TRANSFERS. Title to a certificate of stock of this Corporation and to the shares represented thereby can be transferred only:

(1) By delivery of the certificate endorsed, either in blank or to a specified person, by the person appearing by the certificate to be the owner of the shares represented thereby.

(2) By delivery of the certificate and a separate document containing a written assignment of the certificate, or a power of attorney to sell, assign, or transfer the same, or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the stock represented thereby.

Such assignment or power of attorney may be either in blank or to a specified person.

(3) By operation of law, judicial sale, or by judgement of a court of competent jurisdiction.

(4) Upon such transfers, the old certificates shall be surrendered to the Corporation by delivery thereof to the person in charge of the transfer ledgers, or to such other persons as the Directors may designate, by whom they shall be canceled and new certificate thereupon shall be issued.

SECTION 3. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the record holder of any share as holder thereof in fact, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except only as expressly provided by the laws of the State of Washington.

SECTION 4. LOST CERTIFICATES. Any person claiming a stock certificate to be lost, misplaced, or destroyed shall make an affidavit or an affirmation of the fact and shall advertise the same in such manner as the Board of Directors may determine, and, if the Directors require, shall give the Corporation a bond of indemnity in form with sureties satisfactory to the Board, in an amount to be fixed by the Board whereupon a new certificate may be issued of the same tenor and for the same number of shares as the certificate alleged to be lost or destroyed.

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                         ARTICLE IX BOOKS AND RECORDS

The books and records of the Corporation may be kept within or without the State of Washington in such place or places as may, from time to time, be designated by resolution by the Board of Directors, except that the records of the proceedings of the stockholders and of the Directors and the share register shall be kept at the registered office of the Corporation or at its principal place of business.


                      ARTICLE X MISCELLANEOUS PROVISIONS

SECTION 1. INSTRUMENTS IN WRITING. All checks, drafts, demands for money and notes of the Corporation, and all written contracts of the Corporation shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time, by resolution, designate. No officer, agent or employee of the Corporation shall have power to bind the Corporation by contract or otherwise, unless authorized to do so by the Board of Directors.

SECTION 2. ANNUAL REPORT. The Board of Directors of the Corporation shall not be required to prepare an annual report for the stockholders, except upon request in writing of the stockholders of record owning a majority in amount of the capital shares outstanding and entitled to vote.

SECTION 3. INSPECTION OF BOOKS. The Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the corporate records and accounts (except such as may be by statute specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholder's right in this respect are and shall be restricted and limited accordingly, subject to the laws of the State of Washington.

SECTION 4. FISCAL YEAR. The fiscal year shall begin on January 1 of each year and continue to the last day of December of the same year, unless the Board of Directors shall, by proper resolution, provide for a fiscal year having a different beginning and termination.

SECTION 5. NOTICES. Notices required to be given under the provisions of these Bylaws to any Director, Officer or stockholder shall not be construed to mean personal notice, but shall be deemed to have been given it notice is placed in the United States mail, pre-paid, addressed to a stockholder, officer, or Director at his last known post office address. Any notice required to be given under these Bylaws may be waived in writing either before or after the time stated therein.


                    ARTICLE XI INDEMNIFICATION OF OFFICERS,
                        DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1.  DEFINITIONS.  Definitions as used in this Article:

     (a). "Action" means any threatened, pending, or actual claim, suit, or proceeding or completed Action, whether civil, criminal, administrative, or investigative. Action shall include derivative Shareholders' actions.

     (b). "Another Enterprise" means a corporation (other than the Corporation), partnership, joint venture, trust, association, committee, employee benefit plan, or other group or entity.

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     (c).  "Corporation" means Inland Gold & Silver Corp., and any predecessor to it and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger.

     (d). "Director or Officer" means each person who is serving or who has served as a Director or Officer of the Corporation, or, at the request of the Corporation, as an employee or agent of Corporation, or as a Director, Officer, partner, trustee, employee, or agent of Another Enterprise.

     (e). "Indemnitee" means each person who was, is, or is threatened to be made a party to or is involved (including without limitation, as a witness) in an Action because the person is or was a Director or Officer of the Corporation.

     (f). "Loss" means loss, liability, expenses (including attorney's fees), judgements, fines, ERISA excise taxes, or penalties and amounts to be paid in settlement, actually and reasonably incurred or suffered by Indemnitee in connection with an Action.

     (g).  "Act" means the Washington Business Corporation Act.

SECTION 2. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold each Indemnitee harmless against any and all Loss except for Losses arising out of: (a) the Indemnitee's acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) the Indemnitee's approval of certain distributions or loans by such Indemnitee which are finally adjudged to be in violation of RCW 23A.08.450, or (c) any transaction in which it is finally adjudged that the Indemnitee personally received a benefit in money, property, or services to which the Indemnitee was not legally entitled. Except as provided in Section 6 of this Article, the Corporation shall not indemnify the Indemnitee in connection with an Action (or part thereof) initiated by the Indemnitee unless such Action (or part thereof) was authorized by the Board of Directors of the Corporation. If, after the effective date of this Article XI, the Act is amended to authorize further indemnification of Directors or Officers, then Directors and Officers of this Corporation shall be indemnified to the fullest extend permitted by the Act, as so amended.

SECTION 3.  CONTRIBUTION.  If the indemnifications provided in Section 2 of this
Article is not available to the paid to Indemnitee for any reason other than those set forth in subparagraphs (a), (b), and (c) of Section 2 of this Article (for example, because indemnification is held to be against public policy even though otherwise permitted under Section 2), then in respect of any Action in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Action), the Corporation shall contribute to the amount of Loss paid or payable by Indemnitee in such proportion as is appropriate to reflect (a) the relative benefits received by the Corporation on the one hand and the Indemnitee on the other hand from the transaction from which such action arose, and (b) the relative fault of the Corporation on the one hand and the Indemnitee on the other hand in connection with the events which resulted in such Loss, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and the Indemnitee on the other shall be determined by a court of appropriate jurisdiction (which may be the same court in which the Action took place) with reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such Loss. Corporation agrees that it would not be just equitable if contribution pursuant to this Section 3 was determined by pro-rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

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SECTION 4.  NOTIFICATION AND DEFENSE OF CLAIM.  Promptly after receipt by
Indemnitee of notice of commencement of any Action, Indemnitee must, if a claim in respect thereof is to be made against the Corporation under this Article XI, notify the Corporation of the commencement thereof; with respect to any such Action as to which Indemnitee has notified Corporation of the commencement thereof:

     (a) The Corporation will be entitled to participate therein at its own expense;

     (b) Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Article XI for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable cost of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such Action but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (1) the employment of counsel by Indemnitee has been authorized by the Corporation, (2) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such Action, or
(3) the Corporation shall not, in fact, have employed counsel to assume the defense of such Action, in any of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Action brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided in
(2) of this subparagraph; and

     (c) The Corporation shall not be liable to indemnify Indemnitee under this
Article XI for any amounts paid in settlement of any Action affected without its written consent. The Corporation shall not settle any action in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to a proposed settlement.

SECTION 5.  BURDEN OF PROOF AND PROCEDURE FOR PAYMENT.

     (a) Indemnitee shall be presumed to be entitled to indemnification under this Article XI upon submission of a written claim to Corporation (including a claim for expenses incurred in investigation or defending any Action in advance of its final disposition, where the undertaking in subparagraph (b) of this Section has been tendered to the Corporation). Corporation shall advance to Indemnitee funds to cover such expenses within ten (10) days after receiving the written claim. Thereafter, the Corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled.

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     (b)  The right to indemnification conferred in this Article XI shall include the right to be paid by the Corporation all expenses (including attorney's fees) incurred in defending any Action in advance of its final disposition; provided, however, that the payment of such expenses in advance of its final disposition of an Action shall be made upon delivery to the Corporation of an undertaking, by or on behalf of such Director or Officer, to repay all amounts so advanced in the event and only to the extent it shall ultimately be determined that such Director or Officer is not entitled to be indemnified by the Corporation under the Act, Articles of Incorporation, or this
Article XI, or otherwise, for such expenses.

SECTION 6. RIGHT OF INDEMNITEE TO BRING SUIT. If by claim under this Article XI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, expect in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid among of the claim and, to the extent successful in whole or in part, the Indemnitee shall be entitled to be also paid the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) to have made a determination prior to the commencement of such Action that indemnification of or reimbursement or advancement of expenses to the Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the Action or create a presumption that the Indemnitee is not so entitled.

     SECTION 7. NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending an Action in advance of its final disposition conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders, or disinterested Directors or otherwise.

     SECTION 8. INSURANCE, CONTRACTS, AND FUNDING. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee, or agent of the Corporation or Another Enterprise against any expense, liability, or Loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Act. The Corporation may, without further corporate action, enter into contracts with any Director or Officer of the Corporation infurtherance of the provisions of this Article XI and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article XI.

     SECTION 9. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, by action of its Board of Directors, from time to time, provide indemnification and pay expenses in advance of the final disposition of an Action to employees and agents of the Corporation, with the same scope and effect as the provisions of this Article XI with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Act or otherwise.

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     SECTION 10.  CONTRACT RIGHT.  Rights of indemnification under this Article
XI shall continue as to an Indemnitee who has ceased to be a Director or Officer, as long as Indemnitee shall be subject to any possible Action, by reason of the fact that Indemnitee was a Director or Officer of the Corporation or serving in any other capacity referred to herein, and shall inure to the benefit of his or her heirs, executors, and administrators. The right to indemnification conferred in this Article XI shall be a contract right upon which each Director or Officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this
Article XI shall not adversely affect any right or Board of protection of a Director or Officer of the Corporation for, or with respect to, any acts or omissions of such Director or Officer occurring prior to such amendment or repeal.

     SECTION 11. SEVERABILITY. If any provision of this Article XI or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this Article XI, or the application of such provisions to persons or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.

                        ARTICLE XII  DESIGNATED BYLAWS

These Bylaws may be amended, repealed, or altered, in whole or in part, by the vote of a majority of the Board of Directors at any annual or special meeting. The Board of Directors may adopt, alter, amend, or repeal such Bylaws as shall be necessary for the regulation and management of the affairs of the Corporation and which shall be consistent with the laws of the State of Washington and the Articles of Incorporation.

We hereby authorize and direct the officers of the Corporation to take all action necessary and proper to effect the proposed corporate actions.

By Action of the Board of Directors.

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